UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (date of earliest event reported): March 16, 2007

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                  1-13648            13-257-8432
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)

                       P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

      Asset Purchase Agreement
      ------------------------

      On March 16, 2007, Balchem Corporation ("Balchem" or the "Company"), through its wholly-owned subsidiary BCP Ingredients, Inc. ("BCP"), entered into an asset purchase agreement (the "Asset Purchase Agreement") with Chinook Global Limited ("Chinook"), a privately held Ontario corporation, pursuant to which BCP acquired certain of Chinook's choline chloride business assets for a purchase price of $29,000,000, plus the value of certain product inventories estimated at approximately $1,840,000. The acquisition closed effective the same date. The inventory purchase price is subject to adjustment based upon Chinook's actual finished goods and raw materials inventory as of the closing date. The parties have agreed to hold approximately $276,000 of the purchase price in a cash escrow account for a brief period after the closing to secure such purchase price adjustment.

      The assets acquired by BCP pursuant to the Asset Purchase Agreement include Chinook's finished product and raw material inventories and most of its customer accounts (including supply contracts and goodwill), which have a significant international presence in the choline and choline derivatives markets. The addition of the Chinook customer accounts is expected to add approximately $40,000,000 of new revenue per annum to BCP and contribute in excess of $6,000,000 per annum to the Company's EBITDA (defined as earnings before depreciation, amortization, interest expenses and taxes). The assets acquired by BCP did not include Chinook's choline manufacturing facilities in Sombra and Morrisburg, Ontario; however, under the Asset Purchase Agreement, BCP has a three-month right of negotiation for the purchase of the Morrisburg facility. In addition, BCP has a right to purchase equipment located at both facilities and the cost of such is effectively included in the purchase price.

      The Asset Purchase Agreement contains, among other things, customary representations and warranties of the parties, customary indemnities, and other customary provisions. In addition to the Asset Purchase Agreement, BCP entered into a Tolling Agreement of same date with Chinook, under which Chinook will manufacture dry choline chloride for Balchem for an interim period after closing not to exceed one year. In connection with the Asset Purchase Agreement and as an inducement for BCP to enter into the transaction, BCP entered into an agreement with Chinook and the shareholders of Chinook under which such shareholders and Chinook agreed not to compete with BCP in the choline chloride industry for a period of ten years following the closing date (the "Non-Competition Agreement").

      The foregoing description of the Asset Purchase Agreement, the Tolling Agreement and the Non-Competition Agreement is qualified in its entirety by the terms and provisions of the Asset Purchase Agreement, the Tolling Agreement and the Non-Competition Agreement, which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively.

      On March 19, 2007, the Company issued a press release announcing the entry into the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

      Loan Agreement
      --------------

      On March 16, 2007, Balchem and Bank of America, N.A. entered into a Loan Agreement (the "Loan Agreement") providing for a term loan of $29 million (the "Term Loan"), the proceeds of which, together with Balchem's cash on hand, were used to fund the acquisition of assets from Chinook pursuant to the Asset Purchase Agreement. The Term Loan is payable in equal monthly installments of principal, each equal to 1/60th of the principal of the Term Loan, together with accrued interest, with remaining principal and interest payable at maturity. The Term Loan has a maturity date of March 16, 2010 and is subject to a monthly interest rate equal to LIBOR plus 1%.

      The Loan Agreement also provides for a short-term revolving credit facility of $6 million (the "Revolving Facility"). The Revolving Facility has a maturity date of May 31, 2009. The Revolving Facility is subject to a monthly interest rate equal to LIBOR plus 1%, and accrued interest in payable monthly. No amounts have been drawn on the Revolving Facility as of the date hereof.

      Material affirmative covenants of Balchem under the Loan Agreement include: payment of all fees and costs associated with closing the Loan Agreement; notification of material adverse changes in Balchem's financial condition; notification of any event of default under any other indebtedness greater than $100,000; proper maintenance of Balchem's books and records;
submission of financial data; maintenance of a Current Ratio (ratio of the current assets to current liabilities of Balchem and its subsidiaries) of 1.25 to 1.00; maintenance of a maximum Funded Debt Ratio (defined as the ratio of (i) the sum of the outstanding principal of all interest bearing indebtedness, to
(ii) EBITDA) of 2.00 to 1.00; maintenance of a Fixed Charge Coverage Ratio (defined as the ratio of (i) EBITDA less taxes paid less dividends paid less non-financed capital expenditures, to (ii) required payments of term debt principal, capital lease payments and interest incurred during the prior 12 month period of 1.50 to 1.00, for the quarter ending March 31, 2007 and 1.25 to
1.00 for the quarters ending June 30, 2007 and, 1.50 to 1.00 for each quarter thereafter; and maintenance of proper insurance.

      Under the Loan Agreement, Balchem covenants (among other things): not to encumber its assets (except for permitted encumbrances); not to dispose of any of its assets used or useful in its business valued at more than $500,000.00 (except inventory or obsolete or unused equipment in the ordinary course of business); not to make loans or advances in excess of $250,000.00 (except in the ordinary course of business); not to incur or assume any debt in excess of $1,000,000.00 (except for loans between the Balchem and its subsidiaries; and not to engage in certain corporate transactions, such as mergers.

      Under the Loan Agreement, in the event of a default of its terms and conditions by Balchem, including a default in payment or under the covenants described above, and provided Balchem does not cure the default as provided therein, if applicable, the Bank may accelerate the principal balance and accrued interest under the Loan Agreement and such becomes immediately due and payable. In addition, interest will accrue at a default rate 2% over the rate described above.

      BCP and Balchem Minerals Corporation, a wholly owed subsidiary of Balchem, are each guarantors of Balchem's obligations under the Loan Agreement. For further information with regard to the Loan Agreement and the agreements and instruments related thereto, reference is made to Exhibits 10.3 through 10.7 hereto.

      The description of the agreements and instruments discussed, as well as the Acquisition, above are qualified in their entirety by reference to such agreements and instruments which are attached as exhibits hereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

      The information provided in Item 1.01 under the heading "Asset Purchase Agreement" is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information provided in Item 1.01 under the heading "Loan Agreement" is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

      (a) Financial Statements of Businesses Acquired

      The financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

      (b) Pro Forma Financial Information

      The pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K will be filed by amendment as soon as practicable, but in no event later than 71 days after the date this Current Report on Form 8-K is required to be filed.

      (d)  Exhibits

      Exhibit 2.1       Asset  Purchase  Agreement  dated March 16, 2007, by and
                        between  BCP   Ingredients,   Inc.  and  Chinook  Global
                        Limited.

      Exhibit 10.1 Tolling Agreement, dated March 16, 2007 between BCP Ingredients, Inc. and Chinook Global Limited.

      Exhibit 10.2 Non-Competition Agreement, dated March 16, 2007 between BCP Ingredients, Inc. and Chinook Global Limited;
                        Chinook Services, LLC; Chinook, LLC; Dean R. Lacy; Ronald Breen, and John N. Kennedy.

      Exhibit 10.3 Loan Agreement dated March 16, 2007 by and between Bank of America, N.A. and Balchem Corporation;

      Exhibit 10.4 Promissory Note (Term Loan) dated March 16, 2007 from Balchem Corporation to Bank of America, N.A.;

      Exhibit 10.5 Promissory Note (Revolving Line of Credit) dated March 16, 2007 from Balchem Corporation to Bank of America, N.A.

      Exhibit 10.6 Guaranty dated March 16, 2007 from BCP Ingredients, Inc. to Bank of America, N.A.;

      Exhibit 10.7 Guaranty dated March 16, 2007 from Balchem Minerals Corporation to Bank of America, N.A.

      Exhibit 99.1      Press  Release of Balchem  Corporation  dated  March 19,
                        2007.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BALCHEM CORPORATION


                                              By:/s/ Dino A. Rossi
                                              ----------------------------------
                                              Dino A. Rossi, President &
                                              Chief Executive Officer

Dated: March 21, 2007

                                  Exhibit Index

Exhibit Number          Description
--------------          -----------

2.1                     Asset  Purchase  Agreement  dated March 16, 2007, by and
                        between  BCP   Ingredients,   Inc.  and  Chinook  Global
                        Limited.

10.1 Tolling Agreement, dated March 16, 2007 between BCP Ingredients, Inc. and Chinook Global Limited.

10.2 Non-Competition Agreement, dated March 16, 2007 between BCP Ingredients, Inc. and Chinook Global Limited;
                        Chinook Services, LLC; Chinook, LLC; Dean R. Lacy; Ronald Breen, and John N. Kennedy.

10.3 Loan Agreement dated March 16, 2007 by and between Bank of America, N.A. and Balchem Corporation;

10.4 Promissory Note (Term Loan) dated March 16, 2007 from Balchem Corporation to Bank of America, N.A.;

10.5 Promissory Note (Revolving Line of Credit) dated March 16, 2007 from Balchem Corporation to Bank of America, N.A.

10.6                    Guaranty dated March 16, 2007 from BCP Ingredients, Inc.
                        to Bank of America, N.A.;

10.7 Guaranty dated March 16, 2007 from Balchem Minerals Corporation to Bank of America, N.A.

99.1                    Press  Release of Balchem  Corporation  dated  March 19,
                        2007.